As filed with the Securities and Exchange Commission on February 23, 2011
Registration No. 333-117265

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

IDAHO	82-0499463
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
414 Church Street, Sandpoint, ID 83864 (208) 263-0505
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1988 Nonqualified Stock Option Plan, as amended
Second Amended and Restated 1999 Employee Stock Option and Restricted Stock Plan
1999 Director Stock Option Plan
(Full title of plan)

Copies of communications to:

STEPHEN M. KLEIN ESQ. Graham & Dunn PC 2801 Alaskan Way, Suite 300 Seattle, Washington 98121 (206) 340-9648	CURT HECKER President and CEO 414 Church Street Sandpoint, ID 83864 (208)263-0505

EXPLANATORY STATEMENT
This post-effective amendment to the registration statement on Form S-8 (Registration No. 333-117265) (the “Registration Statement”) is being filed by Intermountain Community Bancorp (the “Registrant” or “Intermountain”) to deregister 311,011shares of its common stock (as adjusted for subsequent stock splits and stock dividends) previously registered under the Registration Statement with respect to shares reserved for issuance under the Registrant’s 1988 Nonqualified Stock Option Plan, as amended, Second Amended and Restated 1999 Employee Stock Option and Restricted Stock Plan and 1999 Director Stock Option Plan (collectively the “Plans”). Under the Registration Statement, an aggregate of 1,315,764 shares (as adjusted for subsequent stock splits and stock dividends) were registered for issuance under the Plans. The Plans have since expired and no remaining shares will be issued under the Plans.
In accordance with an undertaking made by Intermountain in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Registrant’s common stock which remain unsold at the termination of the offering, the Registrant removes from registration all shares of Intermountain common stock registered under the Registration Statement which are not subject to granted but unexercised stock options as of the Effective Time.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandpoint, State of Idaho, on February 23, 2011.

INTERMOUNTAIN COMMUNITY BANCORP
By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

Signature	Title

/s/ Curt Hecker Curt Hecker	President, Director and CEO (Principal Executive Officer)

/s/ Douglas Wright Douglas Wright	EVP and Chief Financial Officer (Principal Financial and Accounting Officer)

John B. Parker* John B. Parker	Director

James T. Diehl* James T. Diehl	Director

C. L. Bauer* C. L. Bauer	Director

Ford Elsaesser* Ford Elsaesser	Director

Signature	Title

Maggie Lyons* Maggie Y. Lyons	Director

Michael J. Romine* Michael J. Romine	Director

Jerry Smith* Jerry Smith	Director

*	Curt Hecker, by signing his name below, signs this document in his capacity as the President and CEO and a director and pursuant to powers of attorney duly executed by the persons named, previously filed with the Securities and Exchange Commission as part of the Registration Statement.

By:	/s/ Curt Hecker
Curt Hecker, Attorney-in-Fact

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